UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2025
ADVANCED FLOWER CAPITAL INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
477 S. Rosemary Ave., Suite 301
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)
561-510-2390
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AFCG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On April 29, 2025, Advanced Flower Capital Inc., a Maryland corporation (the “Company”), entered into an amendment (the “Amendment”) to that certain Loan and Security Agreement, dated as of April 29, 2022 (the “Agreement”), by and among the Company, the lenders party thereto and the lead arranger, bookrunner and administrative agent party thereto. The Amendment, among other things, (i) extends the maturity date of the Agreement to April 29, 2028, (ii) increases the interest rate floor from 4.00% to 7.00%, (iii) permits certain restricted payments to be made upon the Company meeting certain terms and conditions, and (iv) expands the collateral secured under the Agreement from assets comprising of or relating to loan obligations designed for inclusion in the borrower base to substantially all of the Company’s and its subsidiaries’ assets.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.9D hereto and is incorporated by reference herein.
On May 2, 2025, Advanced Flower Capital Inc. issued a press release announcing the Amendment to the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description
10.9D	Amendment Number Four to Loan and Security Agreement, dated as of April 29, 2025, by and among Advanced Flower Capital Inc., the lenders party thereto, and the lead arranger, bookrunner and administrative agent party thereto.
99.1	Press Release issued by Advanced Flower Capital Inc. on May 2, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED FLOWER CAPITAL INC.

	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
Date: May 2, 2025
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